SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 14, 2017

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

6363 South Fiddlers Green Circle, Greenwood Village, CO 80111

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.04.	Mine Safety.

Section 1503(b)(1) of the Dodd-Frank Act requires the disclosure on a Current Report on Form 8-K of the receipt of an imminent danger order (an “Order”) under section 107(a) of the Federal Mine Safety and Health Act of 1977 issued by the Mine Safety and Health Administration (“MSHA”). On June 14, 2017, Newmont USA Limited (the “Company”), a wholly owned subsidiary of Newmont Mining Corporation, received a verbal Order by an MSHA inspector stating that an employee was observed working directly below material built up on the framework of the surface stacker in the Leeville Mine conveyor belt area. Mine personnel immediately responded and the Order was terminated a short time after issuance. The Company also requested a review of the Order, which resulted in MSHA formally vacating the Order on June 19, 2017. The conditions cited in the Order referred to above did not result in accidents or injury and had no material adverse impact on the Company’s operations at the Leeville Mine.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Logan Hennessey
Name:	Logan Hennessey
Title:	Vice President, Associate General Counsel and Corporate Secretary

Dated: June 20, 2017

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